EXHIBIT 99.1

Willis Towers Watson Reports Third Quarter Earnings

  Reported Revenues increased 2% over pro forma prior year third quarter (5% constant currency increase, 1% organic increase)
  Diluted Loss per Share was $0.23
  Adjusted Diluted Earnings per Share were $1.04

ARLINGTON, Va. and LONDON, Nov. 04, 2016 (GLOBE NEWSWIRE) -- Willis Towers Watson (NASDAQ:WLTW) (the “Company”), a leading global advisory, broking and solutions company, today announced financial results for the third quarter of 2016, which ended September 30, 2016. On January 4, 2016, the merger of Willis Group Holdings plc (Willis) and Towers Watson & Co. (Towers Watson) was completed. In this release, the Company has presented consolidated financial results for the quarter ended September 30, 2016 and certain pro forma results for the quarter ended September 30, 2015.

Total Revenues were $1.78 billion for the third quarter of 2016, an increase of 2% (5% constant currency increase, 1% organic increase) as compared to Willis and Towers Watson pro forma revenues of $1.75 billion for the same period in the prior year.

Total Revenues were $5.96 billion for the nine months ended September 30, 2016, an increase of 7% (10% constant currency increase, 1% organic increase) as compared to Willis and Towers Watson pro forma revenues of $5.57 billion for the same period in the prior year. Adjusted Revenues, which include $58 million of revenue not recognized due to purchase accounting rules, were $6.02 billion, or an increase of 8% (11% constant currency increase, 2% organic increase), as compared to Willis and Towers Watson pro forma revenues of $5.57 billion for the same period in the prior year.

Net loss attributable to Willis Towers Watson for the third quarter of 2016 was $32 million, a decrease from pro forma net income attributable to Willis and Towers Watson of $209 million for the prior-year third quarter. Net income attributable to Willis Towers Watson for the nine months ended September 30, 2016 was $278 million, a decrease from pro forma net income attributable to Willis and Towers Watson of $568 million for the nine months ended September 30, 2015.

For the quarter, diluted loss per share was $0.23, and adjusted diluted earnings per share were $1.04. Net loss attributable to Willis Towers Watson and diluted loss per share for the third quarter of 2016 include pre-tax $49 million of restructuring costs and $36 million of integration expenses. The GAAP tax rate for the quarter was 46% and the adjusted tax rate for the quarter used in calculating adjusted diluted earnings per share was 22%.

Adjusted EBITDA for the third quarter of 2016 was $275 million, or 15.5% of Revenues; compared to pro forma Adjusted EBITDA of $307 million, or 17.6% of pro forma Revenues, for the third quarter of 2015.

Adjusted EBITDA for the nine months ended September 30, 2016 was $1.35 billion, or 22.5% of Adjusted Revenues, compared to pro forma Adjusted EBITDA of $1.27 billion, or 22.8% of pro forma Revenues, for the nine months ended September 30, 2015.

As of September 30, 2016, we repurchased $233 million of Willis Towers Watson stock and continue to expect a total of $300 million in share repurchases for 2016.

“We continue to deliver revenue growth led by the acquisition of Gras Savoye and organically by Exchange Solutions,” said John Haley, Willis Towers Watson’s chief executive officer. “I am pleased with the progress against our integration plans, revenue synergy activities and our enhanced efforts to manage profit margin. We expect to see strong earnings growth for 2016 and I remain very confident in achieving our long-term merger objectives.”

Third Quarter Company Highlights

Segment Highlights

Human Capital & Benefits

For the quarter, the Human Capital & Benefits (“HCB”) segment had commissions and fees of $747 million, an increase of 2% (5% constant currency increase and 2% organic increase) from pro forma $736 million in the prior-year third quarter. Retirement revenues were up slightly as the work associated with U.S. Bulk Lump Sum and pension administration projects increased. The Talent and Rewards business saw growth as a result of an increase of executive compensation projects across all regions and the successful delivery of global data surveys. Talent and Rewards is generally a stronger business in the second half of the calendar year. Healthcare consulting continued to see solid growth, led by success in the large client market. The Technology and Administration Great Britain business had growth driven by new administration clients and project activity. The HCB segment had total revenues of $747 million, which includes interest and other income, and an operating margin of 16%.

Corporate Risk & Broking

For the quarter, the Corporate Risk & Broking (“CRB”) segment had commissions and fees of $546 million, an increase of 5% (8% constant currency increase and flat on an organic basis) from pro forma $519 million in the prior-year third quarter. The quarter’s reported and constant currency commissions and fees growth was driven by the acquisition of Gras Savoye. Great Britain led organic growth for the second quarter in a row as a result of strong growth in all lines of business. Western Europe also had strong organic growth primarily in large client accounts and energy. North America organic revenue declined slightly. International organic revenue declined primarily as a result of economic and political issues in Asia and Brazil. The CRB segment had total revenues of $554 million, which includes interest and other income, and an operating margin of 11%.

Investment, Risk & Reinsurance

For the quarter, the Investment, Risk & Reinsurance segment had commissions and fees of $292 million, a decrease of 9% (5% constant currency decline and 5% organic decline) from pro forma $320 million in the prior-year third quarter. The Wholesale, Risk Consulting and Investment revenue growth was more than offset primarily by a decline in Capital Markets, as transactions have slowed dramatically, and there has been softness in the North American Reinsurance market. The Investment, Risk & Reinsurance segment had total revenues of $299 million, which includes interest and other income, and an operating margin of 8%.

Exchange Solutions

For the quarter, the Exchange Solutions segment had commissions and fees of $161 million, an increase of 25% (25% constant currency increase and 25% organic increase) from pro forma $128 million in the prior-year third quarter. Retiree and Access Exchanges revenues increased by 35%, primarily as a result of the record 2016 annual enrollment season. Exchange Other revenues increased by 14%, primarily due to Technology and Administration Solutions adding new clients and experiencing higher project activity. The Exchange Solutions segment had total revenues of $161 million, which includes interest and other income, and an operating margin of 12%.

Reconciliation of Segment Operating Income to Income from Continuing Operations before Income Taxes and Interest in Earnings of Associates

For the third quarter, the Company recorded expenses that are excluded from our segment operating income. The following table represents the difference.

	Three Months ended September 30,	Nine Months ended September 30,
	2016	2016

Segment Operating Income	$224	$1,219
Differences in allocation methods(i)	20	25
Fair value adjustment for deferred revenue	-	(58)
Amortization	(157)	(443)
Restructuring costs	(49)	(115)
Integration and transaction expenses	(36)	(117)
Provision for the Stanford litigation	-	(50)
Other, net	(1)	2
Income from Operations	1	463
Interest expense	45	138
Other expense/(income), net	14	26
(Loss)/income from continuing operations before income taxes and interest in earnings of associates	$(58)	$299

(i)Includes certain costs, primarily those related to corporate functions, leadership, projects, and certain differences between budgeted expenses determined at the beginning of the fiscal year and actual expenses that we report for GAAP purposes.

Outlook for 2016

For 2016, the Company expects reported revenue growth of around 6% and constant currency revenue growth between 9% and 10%, and diluted earnings per share in the range of $2.30 to $2.50 and adjusted diluted earnings per share in the range of $7.60 to $7.80. Further detail is available in the supplemental slides that are posted on our website.

Conference Call

The Company will host a live webcast and conference call to discuss the financial results for the third quarter of 2016. It will be held on Friday, November 4, 2016, beginning at 9:00 a.m. Eastern Time, and can be accessed via the Internet at www.willistowerswatson.com. The replay of the call will be available shortly after the live call for a period of three months. A telephonic replay of the call will also be available through November 7, 2016 at 404-537-3406, conference ID 4925029.

About Willis Towers Watson

Willis Towers Watson (NASDAQ:WLTW) is a leading global advisory, broking and solutions company that helps clients around the world turn risk into a path for growth. With roots dating to 1828, Willis Towers Watson has 39,000 employees in more than 120 countries. We design and deliver solutions that manage risk, optimize benefits, cultivate talent, and expand the power of capital to protect and strengthen institutions and individuals. Our unique perspective allows us to see the critical intersections between talent, assets and ideas — the dynamic formula that drives business performance. Together, we unlock potential. Learn more at willistowerswatson.com.

Willis Towers Watson Non-GAAP Measures

In order to assist readers of our condensed consolidated financial statements in understanding the core operating results that Willis Towers Watson’s management uses to evaluate the business and for financial planning, we present non-GAAP measures. Willis Towers Watson’s management began using the following measures from the effective date of the Merger: (1) Adjusted Revenues, (2) Constant Currency Change, (3) Organic Change, (4) Adjusted Operating Income, (5) Adjusted EBITDA, (6) Adjusted Net Income, (7) Adjusted Diluted Earnings Per Share, (8) Adjusted Income Before Taxes, (9) Adjusted Income Taxes/Rate and (10) Free Cash Flow. The Company believes these measures are relevant and provide useful information widely used by analysts, investors and other interested parties in our industry to provide a baseline for evaluating and comparing our operating and liquidity results.

Within these measures, we have adjusted for significant items which will not be settled in cash, or which we believe to be items that are not core to our current or future operations. These items include restructuring costs, integration and transaction expenses, fair value adjustment to deferred revenue, gains or losses on our disposal of operations, our provision for the Stanford litigation and Venezuelan currency devaluation.

  Restructuring, integration and transaction costs - Management believes it is appropriate to adjust for restructuring, integration and transaction costs when they relate to a specific significant program with a defined set of activities and costs that are not expected to continue beyond a defined period of time. We believe the adjustment is necessary to present how the Company is performing, both now and in the future when these programs will have concluded.
  Fair value adjustment to deferred revenue - Adjustment to normalize for the deferred revenue written down as part of the purchase accounting for the Merger.
  Provision for Stanford litigation - The provision for the Stanford litigation matter, which we consider to be a non-ordinary course litigation matter.
  Venezuelan currency devaluation - Foreign exchange losses incurred as a consequence of the Venezuelan government’s enforced changes to exchange rate mechanisms.

These measures are different than those reported in our Form 10-K for the year ended December 31, 2015 and filed with the SEC on February 29, 2016; and from those reported in our Form 8-K filed with the SEC on March 10, 2016. Historical non-GAAP measures have been recalculated using management’s new metrics for the three and nine months ended September 30, 2015 and are not necessarily the same figures reported in our previous filings.

Willis Towers Watson evaluates revenue on an as reported, adjusted, constant currency and organic basis. Willis Towers Watson believes providing adjusted, constant currency and organic information provides valuable supplemental information regarding our comparable results, consistent with how Willis Towers Watson evaluates its performance internally.

Willis Towers Watson considers Adjusted Revenues, Adjusted Operating Income, Adjusted EBITDA, Adjusted Net Income, Adjusted Diluted Earnings Per Share, Adjusted Income before taxes, Adjusted Income Taxes/Rate and Free Cash Flow to be important financial measures, which are used to internally evaluate and assess our core operations and to benchmark our operating and liquidity results against our competitors. These non-GAAP measures are important in illustrating what Willis Towers Watson’s comparable operating and liquidity results would have been had Willis Towers Watson not incurred acquisition-related and non-recurring items. Willis Towers Watson’s non-GAAP measures and their accompanying definitions are presented as follows:

Adjusted Revenues – presents comparable period-over-period comparisons of revenues by excluding the impact of purchase accounting rules and is defined as: Total Revenues adjusted for the fair value adjustment for deferred revenue that would otherwise have been recognized but for the purchase accounting treatment of these transactions. GAAP accounting requires the elimination of this revenue.
Constant Currency Change – represents the year over year change in revenues excluding the impact of foreign currency fluctuations. To calculate this impact, the prior year local currency results are first translated using the current year monthly average exchange rates. The change is calculated by comparing the prior year revenues, translated at the current year monthly average exchange rates, to the current year as reported revenues, for the same period. We believe constant currency measures provide useful information to investors because they provide transparency to performance by excluding the effect that foreign currency exchange rate fluctuations have on period-over-period comparability given volatility in foreign currency exchange markets.
Organic Change – The organic presentation excludes both the impact of fluctuations in foreign currency exchange rates, as described above, as well as the period-over-period impact of acquisitions and divestitures. We believe that excluding acquisition-related items from our GAAP financial measures provides useful supplemental information to our investors, and it is important in illustrating what our core operating results would have been had we not incurred these acquisition-related items, since the nature, size and number of acquisitions can vary from period to period.
Adjusted Operating Income – Income from Operations adjusted for amortization, restructuring costs, integration and transaction expenses, the fair value adjustment for deferred revenue and non-recurring items that, in management’s judgment, significantly affect the period-over-period assessment of operating results.
Adjusted EBITDA – Net Income adjusted for provision for income taxes, interest expense, depreciation and amortization, restructuring costs, integration and transaction expenses, the fair value adjustment for deferred revenue, gain on disposal of operations and non-recurring items that, in management’s judgment, significantly affect the period-over-period assessment of operating results.
Adjusted Net Income – Net Income Attributable to Willis Towers Watson adjusted for amortization, restructuring costs, integration and transaction expenses, the fair value adjustment of deferred revenue, gain on disposal of operations and non-recurring items that, in management’s judgment, significantly affect the period-over-period assessment of operating results and the related tax effect of those adjustments. This measure is used solely for the purpose of calculating adjusted diluted earnings per share.
Adjusted Diluted Earnings Per Share – Adjusted Net Income divided by the weighted average shares of common stock, diluted.
Adjusted Income before taxes – Income from continuing operations before income taxes and interest in earnings of associates adjusted for amortization, restructuring costs, integration and transaction expenses, the fair value adjustment of deferred revenue, gain on disposal of operations and non-recurring items that, in management’s judgment, significantly affect the period-over-period assessment of operating results. Adjusted income before taxes is used solely for the purpose of calculating the adjusted income tax rate.
Adjusted Income Taxes/Rate – Provision for income taxes adjusted for taxes on certain items of amortization, restructuring costs, integration and transaction expenses, the fair value adjustment of deferred revenue, gain on disposal of operations and non-recurring items that, in management’s judgment, significantly affect the period-over-period assessment of operating results. Adjusted income taxes is used solely for the purpose of calculating the adjusted income tax rate.
Free Cash Flow- Cash Flows from Operating Activities less cash used to purchase fixed assets and software for internal use. Free Cash Flow is a liquidity measure and is not meant to represent residual cash flow available for discretionary expenditures.

These non-GAAP measures are not defined in the same manner by all companies and may not be comparable to other similarly titled measures of other companies. Non-GAAP measures should be considered in addition to, and not as a substitute for, the information contained within Willis Towers Watson’s financial statements.

Reconciliations of these measures are included in the accompanying tables to today’s press release and in the supplemental slides that are posted on our website.

Willis Towers Watson Forward-Looking Statements

This document contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. You can identify these statements and other forward-looking statements in this document by words such as “may”, “will”, “would”, “expect”, “anticipate”, “believe”, “estimate”, “plan”, “intend”, “continue”, or similar words, expressions or the negative of such terms or other comparable terminology. These statements include, but are not limited to, the benefits of the business combination transaction involving Towers Watson and Willis, including the combined company’s future financial and operating results, plans, objectives, expectations and intentions and other statements that are not historical facts. Such statements are based upon the current beliefs and expectations of Willis Towers Watson’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. All forward-looking disclosure is speculative by its nature.

There are important risks, uncertainties, events and factors that could cause our actual results or performance to differ materially from those in the forward-looking statements contained herein, including the following: changes in general economic, business and political conditions, including changes in the financial markets; consolidation in or conditions affecting the industries in which the company operates; any changes in the regulatory environment in which the company operates; the ability to successfully manage ongoing organizational changes; the ability of the company to successfully integrate the Towers Watson, Gras Savoye and Willis businesses, operations and employees, and realize anticipated growth, synergies and cost savings; the potential impact of the Willis Towers Watson merger on relationships, including with employees, suppliers, clients and competitors; significant competition that the company faces and the potential for loss of market share and/or profitability; compliance with extensive government regulation; the company’s ability to make divestitures or acquisitions and its ability to integrate or manage such acquired businesses; the risk that the company may not be able to repurchase the intended number of outstanding shares due to M&A activity or investment opportunities, market or business conditions, or other factors; expectations, intentions and outcomes relating to outstanding litigation; the risk the Stanford litigation settlement will not be approved, the risk that the Stanford bar order may be challenged in other jurisdictions, and the risk that the charge related to the Stanford settlement may not be deductible; the risk of material adverse outcomes on existing litigation matters; the diversion of time and attention of the company's management team while the merger and other acquisitions are being integrated; doing business internationally, including the impact of exchange rates; the potential impact of the UK vote in favor of the UK leaving the European Union; the federal income tax consequences of the merger and the enactment of additional state, federal, and/or foreign regulatory and tax laws and regulations, including changes in tax rates; the company’s capital structure, including indebtedness amounts, the limitations imposed by the covenants in the documents governing such indebtedness and the maintenance of the financial and disclosure controls and procedures of each; the ability of the company to obtain financing on favorable terms or at all; adverse changes in the credit ratings of the company; the possibility that the anticipated benefits from the merger cannot be fully realized or may take longer to realize than expected; the ability of the company to retain and hire key personnel; a decline in defined benefit pension plans; various claims, government inquiries or investigations or the potential for regulatory action; failure to protect client data or breaches of information systems; reputational damage; disasters or business continuity problems; clients choosing to reduce or terminate the services provided by the company; fluctuation in revenues against the company’s relatively fixed expenses; management of client engagements; technological change; the inability to protect intellectual property rights, or the potential infringement upon the intellectual property rights of others; increases in the price of, or difficulty of obtaining, insurance; fluctuations in the company’s pension liabilities; loss of, failure to maintain, or dependence on certain relationships with insurance carriers; changes and developments in the United States healthcare system; the availability of tax-advantaged consumer-directed benefits to employers and employees; reliance on third-party services; the company's holding company structure could prevent it from being able to receive dividends or other distributions in needed amounts from our subsidiaries; changes in accounting estimates and assumptions; and changes in the market price of the company's shares. These factors also include those described under “Risk Factors” in the company’s most recent 10-K and 10-Q filings with the SEC.

Although we believe that the assumptions underlying our forward-looking statements are reasonable, any of these assumptions, and therefore also the forward-looking statements based on these assumptions, could themselves prove to be inaccurate. In light of the significant uncertainties inherent in the forward-looking statements included in this document, our inclusion of this information is not a representation or guarantee by us that our objectives and plans will be achieved.

Our forward-looking statements speak only as of the date made and we will not update these forward-looking statements unless the securities laws require us to do so. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this document may not occur, and we caution you against relying on these forward-looking statements.

WILLIS TOWERS WATSON
Supplemental Segment Information
(In Millions of U.S. Dollars)
(Unaudited)

The pro forma financial information does not purport to represent what the actual consolidated results of operations or the consolidated financial position of Willis Towers Watson would have been had the Merger occurred on January 1, 2015, nor is it necessarily indicative of future consolidated results of operations or consolidated financial position.

Segment revenue and operating income for the nine months ended September 30, 2016 both include revenue that was deferred at the time of the Merger, and eliminated due to purchase accounting. The impact of the elimination from purchase accounting (which is the reduction to 2016 consolidated revenue and operating income) has been included in the reconciliation to our consolidated results in order to provide the actual revenues the segments would have recognized on an unadjusted basis.

SEGMENT REVENUE
Commissions and Fees

	Three Months			Components of Revenue Change
	ended September 30,
	2016	2015	Pro Forma Change	Currency Impact	Constant Currency Change	Acquisitions Divestitures	Organic Change
		Pro Forma
Human Capital & Benefits	$747	$736	2%	(3)%	5%	3%	2%
Corporate Risk & Broking	546	519	5%	(3)%	8%	8%	0%
Investment, Risk & Reinsurance	292	320	(9)%	(4)%	(5)%	0%	(5)%
Exchange Solutions	161	128	25%	0%	25%	0%	25%
Commissions and Fees	$1,746	$1,703	3%	(3)%	6%	4%	2%

	Nine Months			Components of Revenue Change
	ended September 30,
	2016	2015	Pro Forma Change	Currency Impact	Constant Currency Change	Acquisitions Divestitures	Organic Change
		Pro Forma
Human Capital & Benefits	$2,459	$2,372	4%	(3)%	7%	6%	1%
Corporate Risk & Broking	1,807	1,622	11%	(4)%	15%	15%	0%
Investment, Risk & Reinsurance	1,122	1,112	1%	(3)%	4%	8%	(4)%
Exchange Solutions	478	340	40%	0%	40%	3%	37%
Commissions and Fees	$5,866	$5,446	8%	(3)%	11%	9%	2%

Total Segment Revenues
	Three Months ended September 30,		Nine Months ended September 30,
	2016	2015	2016	2015
		Pro Forma		Pro Forma
Human Capital & Benefits	$747	$741	$2,467	$2,388
Corporate Risk & Broking	554	523	1,828	1,635
Investment, Risk & Reinsurance	299	326	1,177	1,123
Exchange Solutions	161	129	479	342
Total Segment Revenues	$1,761	$1,719	$5,951	$5,488

Reconciliation of Total Segment Revenues to Total Revenues

	Three Months ended September 30,		Nine Months ended September 30,
	2016	2015	2016	2015
		Pro Forma		Pro Forma
Total Segment Revenues	$1,761	$1,719	$5,951	$5,488
Fair value adjustment for deferred revenue	-	-	(58)	-
Reimbursable expenses and other	16	30	67	81
Total Revenues	$1,777	$1,749	$5,960	$5,569

The components of the change in Total Revenues and Adjusted Revenues generated for the three months ended September 30, 2016 and pro forma total revenues for the three months ended September 30, 2015 are as follows:

				Components of Revenue Change
	Three Months ended September 30,		Pro Forma	Currency	Constant Currency	Acquisitions	Organic
	2016	2015	Change	Impact	Change	Divestitures	Change
		Pro Forma
Total Revenues	$1,777	$1,749	2%	(3)%	5%	4%	1%
Fair value adjustment for deferred revenue	-	-
Adjusted Revenues	$1,777	$1,749	2%	(3)%	5%	4%	1%

The components of the change in Total Revenues and Adjusted Revenues generated for the nine months ended September 30, 2016 and pro forma total revenues for the nine months ended September 30, 2015 are as follows:

				Components of Revenue Change
	Nine Months ended September 30,		Pro Forma	Currency	Constant Currency	Acquisitions	Organic
	2016	2015	Change	Impact	Change	Divestitures	Change
		Pro Forma
Total Revenues	$5,960	$5,569	7%	(3)%	10%	9%	1%
Fair value adjustment for deferred revenue	58	-
Adjusted Revenues	$6,018	$5,569	8%	(3)%	11%	9%	2%

SEGMENT OPERATING INCOME(i)
	Three Months ended September 30,		Nine Months ended September 30,
	2016	2015	2016	2015
		Pro Forma		Pro Forma
Human Capital & Benefits	$121	$123	$531	$544
Corporate Risk & Broking	59	76	298	269
Investment, Risk & Reinsurance	25	34	302	279
Exchange Solutions	19	15	88	38
Segment Operating Income	$224	$248	$1,219	$1,130

(i)Segment operating income excludes certain costs, including amortization of intangibles, restructuring costs, certain integration and transaction expenses, certain litigation provisions and to the extent that the actual expense based upon which allocations are made differs from the forecast/budget amount, a reconciling item will be created between internally allocated expenses and the actual expense reported for US GAAP purposes.

Reconciliation of Segment Operating Income to Income from continuing operations before income taxes and interest in earnings of associates

	Three Months ended September 30,		Nine Months ended September 30,
	2016	2015	2016	2015
		Pro Forma		Pro Forma
Segment Operating Income	$224	$248	$1,219	$1,130
Differences in allocation methods(i)	20	20	25	(6)
Fair value adjustment for deferred revenue	-	-	(58)	-
Amortization	(157)	(137)	(443)	(396)
Restructuring costs	(49)	(24)	(115)	(93)
Integration and transaction expenses	(36)	(22)	(117)	(33)
Provision for the Stanford litigation	-	-	(50)	-
Other, net	(1)	19	2	30
Income from Operations	1	104	463	632
Interest expense	45	40	138	119
Other expense/(income), net	14	(64)	26	(83)
(Loss)/income from continuing operations before income taxes and interest in earnings of associates	$(58)	$128	$299	$596

(i)Includes certain costs, primarily those related to corporate functions, leadership, projects, and certain differences between budgeted expenses determined at the beginning of the fiscal year and actual expenses that we report for GAAP purposes.

WILLIS TOWERS WATSON
Reconciliation of Non-GAAP Measures
(In Millions of U.S. Dollars, Except Per Share Data)
(Unaudited)

RECONCILIATION OF NET (LOSS)/INCOME ATTRIBUTABLE TO WILLIS TOWERS WATSON TO ADJUSTED DILUTED EARNINGS PER SHARE

	Three Months ended September 30,				Nine Months ended September 30,
	2016		2015		2016	2015

Net (Loss)/Income attributable to Willis Towers Watson	$(32)		$117		$278	$397
Adjusted for certain items(i)
Amortization	157		23		443	53
Restructuring costs	49		24		115	93
Integration and transaction expenses	36		12		117	20
Provision for the Stanford litigation	-		-		50	-
Fair value adjustment for deferred revenue	-		-		58	-
Gain on disposal of operations	-		(14)		(2)	(25)
Venezuela currency devaluation	-		2		-	3
Deferred tax valuation allowance	-		(110)		-	(110)
Tax effect on certain items listed above(iii)	(67)		(16)		(221)	(42)
Adjusted Net Income	$143		$38		$838	$389

Weighted average shares of common stock, diluted(ii)	138		69		139	69

Diluted (Loss)/Earnings Per Share	$(0.23)		$1.70		$2.00	$5.75
Adjusted for certain items(i)
Amortization	1.14		0.33		3.19	0.77
Restructuring costs	0.36		0.35		0.83	1.35
Integration and transaction expenses	0.26		0.17		0.84	0.29
Provision for the Stanford litigation	-		-		0.36	-
Fair value adjustment for deferred revenue	-		-		0.42	-
Gain on disposal of operations	-		(0.20)		(0.02)	(0.36)
Venezuela currency devaluation	-		0.03		-	0.04
Deferred tax valuation allowance	-		(1.59)		-	(1.59)
Tax effect on certain items listed above(iii)	(0.49)		(0.23)		(1.59)	(0.61)
Adjusted Diluted Earnings Per Share	$1.04		$0.56		$6.03	$5.64

(i) In the second quarter of 2016 Willis Towers Watson changed the manner in which adjusted items are presented in the reconciliation of Adjusted Net Income. This change resulted in adjusted items being presented on a pretax basis and the related tax impacts on adjusted items being aggregated into a separate line item. The adjusted items for prior periods presented were updated to conform to the current presentation.
(ii)Shares of common stock and diluted earnings per share for the three and nine months ended September 30, 2015 have been retroactively adjusted to reflect the reverse stock split on January 4, 2016.
(iii)The tax effect was calculated using the statutory tax rate applicable to the item being adjusted for in the jurisdiction from which each adjustment arises.

RECONCILIATION OF TOTAL REVENUES TO ADJUSTED REVENUES

					Pro Forma (Unaudited)
					Towers Watson	Willis Towers Watson
	Three Months ended September 30,				Three Months ended September 30,
	2016		2015		2015	2015

Total Revenues	$1,777		$846		$903	$1,749
Fair value adjustment for deferred revenue	-		-		-	-
Adjusted Revenues	$1,777		$846		$903	$1,749

					Pro Forma (Unaudited)
					Towers Watson	Willis Towers Watson
	Nine Months ended September 30,				Nine Months ended September 30,
	2016		2015		2015	2015

Total Revenues	$5,960		$2,855		$2,714	$5,569
Fair value adjustment for deferred revenue	58		-		-	-
Adjusted Revenues	$6,018		$2,855		$2,714	$5,569

RECONCILIATION OF NET (LOSS)/INCOME TO ADJUSTED EBITDA

					Pro Forma (Unaudited)
					Towers Watson	Willis Towers Watson
	Three Months ended September 30,				Three Months ended September 30,
	2016		2015		2015	2015

Net (Loss)/Income	$(31)	(1.7)%	$116	13.7%	$92	208	11.9%
(Benefit from)/provision for income taxes	(26)		(112)		35	(77)
Interest expense	45		35		5	40
Depreciation	45		25		15	40
Amortization	157		23		114	137
EBITDA and EBITDA Margin	190	10.7%	87	10.3%	261	348	19.9%
Restructuring costs	49		24		-	24
Integration and transaction expenses	36		12		(10)	2
Gain on disposal of operations	-		(14)		(55)	(69)
Venezuela currency devaluation	-		2		-	2
Adjusted EBITDA and Adjusted EBITDA Margin	$275	15.5%	$111	13.1%	$196	307	17.6%

					Pro Forma (Unaudited)
					Towers Watson	Willis Towers Watson
	Nine Months ended September 30,				Nine Months ended September 30,
	2016		2015		2015	2015

Net Income	$290	4.9%	$402	14.1%	$171	$573	10.3%
Provision for/(benefit from) income taxes	11		(37)		77	40
Interest expense	138		103		16	119
Depreciation	132		70		50	120
Amortization	443		53		343	396
EBITDA and EBITDA Margin	1,014	17.0%	591	20.7%	657	1,248	22.4%
Restructuring costs	115		93		-	93
Integration and transaction expenses	117		20		(13)	7
Provision for the Stanford litigation	50		-		-	-
Fair value adjustment for deferred revenue	58		-		-	-
Gain on disposal of operations	(2)		(25)		(55)	(80)
Venezuela currency devaluation	-		3		-	3
Adjusted EBITDA and Adjusted EBITDA Margin	$1,352	22.5%	$682	23.9%	$589	$1,271	22.8%

RECONCILIATION OF INCOME FROM OPERATIONS TO ADJUSTED OPERATING INCOME

					Pro Forma (Unaudited)
					Towers Watson	Willis Towers Watson
	Three Months ended September 30,				Three Months ended September 30,
	2016		2015		2015	2015

Income from operations	$1	0.1%	$27	3.2%	$77	$104	5.9%
Adjusted for certain items
Amortization	157		23		114	137
Restructuring costs	49		24		-	24
Integration and transaction expenses	36		12		(10)	2
Adjusted Operating Income	$243	13.7%	$86	10.2%	$181	$267	15.3%

					Pro Forma (Unaudited)
					Towers Watson	Willis Towers Watson
	Nine Months ended September 30,				Nine Months ended September 30,
	2016		2015		2015	2015

Income from operations	$463	7.8%	$425	14.9%	$207	$632	11.3%
Adjusted for certain items
Amortization	443		53		343	396
Restructuring costs	115		93		-	93
Integration and transaction expenses	117		20		(13)	7
Provision for the Stanford litigation	50		-		-	-
Fair value adjustment for deferred revenue	58		-		-	-
Adjusted Operating Income	$1,246	20.7%	$591	20.7%	$537	$1,128	20.3%

RECONCILIATION OF GAAP INCOME TAXES/RATE TO ADJUSTED INCOME TAXES/RATE

	Three Months		Nine Months
	ended		ended
	September 30,		September 30,
	2016		2016
(Loss)/Income from continuing operations before income taxes and interest in earnings of associates	$(58)		$299
Adjusted for certain items
Amortization	157		443
Restructuring costs	49		115
Integration and transaction expenses	36		117
Provision for the Stanford litigation	-		50
Fair value adjustment for deferred revenue	-		58
Gain on disposal of operations	-		(2)
Adjusted income before taxes	$184		$1,080

(Benefit from)/provision for income taxes	$(26)		$11
Tax effect on certain items listed above(i)	67		221
Adjusted income taxes	$41		$232

GAAP tax rate(ii)	45.9%		3.5%
Adjusted income tax rate(ii)	22.2%		21.4%

(i)The tax effect and effective tax rate was calculated using the statutory tax rate applicable to the item being adjusted for in the jurisdiction from which each adjustment arises.
(ii)These effective tax rates are calculated using extended values from our condensed consolidated statement of operations or this reconciliation, and are therefore more precise tax rates than can be calculated from rounded values.

WILLIS TOWERS WATSON
Condensed Consolidated Statements of Operations
(In Millions of U.S. Dollars, Except Per Share Data)

	(Unaudited)		Pro Forma (Unaudited)

			Towers Watson(ii)	Willis Towers Watson
	Three Months ended September 30,		Three Months ended September 30,
	2016	2015	2015	2015

Revenues
Commissions and fees	$1,761	$841	$902	$1,743
Interest and other income	16	5	1	6
Total revenues	1,777	846	903	1,749

Costs of providing services
Salaries and benefits	1,119	570	531	1,101
Other operating expenses	370	177	165	342
Depreciation	45	25	15	40
Amortization	157	23	114	137
Restructuring costs	49	24	-	24
Integration expenses(iii)	36	-	1	1
Total costs of providing services	1,776	819	826	1,645

Income from operations	1	27	77	104

Interest expense	45	35	5	40
Other expense/(income), net	14	(9)	(55)	(64)

(LOSS)/INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES AND INTEREST IN EARNINGS OF ASSOCIATES	(58)	1	127	128

(Benefit from)/provision for income taxes	(26)	(112)	35	(77)

(LOSS)/INCOME FROM CONTINUING OPERATIONS BEFORE INTEREST IN EARNINGS OF ASSOCIATES	(32)	113	92	205

Interest in earnings of associates, net of tax	1	3	-	3

NET (LOSS)/INCOME	(31)	116	92	208

(Income)/loss attributable to non-controlling interests	(1)	1	-	1

NET (LOSS)/INCOME ATTRIBUTABLE TO WILLIS TOWERS WATSON	$(32)	$117	$92	$209

(LOSS)/EARNINGS PER SHARE(i)
Basic (loss)/earnings per share	$(0.23)	$1.72		$1.53
Diluted (loss)/earnings per share	$(0.23)	$1.70		$1.51

Cash dividends declared per share(i)	$0.48	$0.82

Weighted average shares of common stock, basic	138	68		137
Weighted average shares of common stock, diluted	138	69		138

(i)Basic and diluted earnings per share, and cash dividends declared per share, for the three months ended September 30, 2015 have been retroactively adjusted to reflect the reverse stock split on January 4, 2016.
(ii)Includes historical Towers Watson and pro forma adjustments. Additional pro forma details can be found in the supplemental slides to today's Press Release.
(iii)For the three months ended September 30, 2015, Legacy Willis had $12M of Integration expenses, in Other operating expenses, related to the Gras Savoye acquisition and the Towers Watson merger.

WILLIS TOWERS WATSON
Condensed Consolidated Statements of Operations
(In Millions of U.S. Dollars, Except Per Share Data)

	(Unaudited)		Pro Forma (Unaudited)
				Willis
			Towers	Towers
			Watson(ii)	Watson
	Nine Months ended September 30,		Nine Months ended September 30,
	2016	2015	2015	2015

Revenues
Commissions and fees	$5,874	$2,839	2,711	$5,550
Interest and other income	86	16	3	19
Total revenues	5,960	2,855	2,714	5,569

Costs of providing services
Salaries and benefits	3,519	1,698	1,591	3,289
Other operating expenses	1,171	516	520	1,036
Depreciation	132	70	50	120
Amortization	443	53	343	396
Restructuring costs	115	93	-	93
Integration expenses(iii)	117	-	3	3
Total costs of providing services	5,497	2,430	2,507	4,937

Income from operations	463	425	207	632

Interest expense	138	103	16	119
Other expense/(income), net	26	(26)	(57)	(83)

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES AND INTEREST IN EARNINGS OF ASSOCIATES	299	348	248	596

Provision for/(benefit from) income taxes	11	(37)	77	40

INCOME FROM CONTINUING OPERATIONS BEFORE INTEREST IN EARNINGS OF ASSOCIATES	288	385	171	556

Interest in earnings of associates, net of tax	2	17	-	17

NET INCOME	290	402	171	573

Income attributable to non-controlling interests	(12)	(5)	-	(5)

NET INCOME ATTRIBUTABLE TO WILLIS TOWERS WATSON	$278	$397	$171	$568

EARNINGS PER SHARE(i)
Basic earnings per share	$2.03	$5.84		$4.15
Diluted earnings per share	$2.00	$5.75		$4.12

Cash dividends declared per share(i)	$1.44	$2.46

Weighted average shares of common stock, basic	137	68		137
Weighted average shares of common stock, diluted	139	69		138

(i)Basic and diluted earnings per share, and cash dividends declared per share, for the Nine Months ended September 30, 2015 have been retroactively adjusted to reflect the reverse stock split on January 4, 2016.
(ii)Includes historical Towers Watson and pro forma adjustments. Additional pro forma details can be found in the supplemental slides to today's Press Release.
(iii)For the nine months ended September 30, 2015, Legacy Willis had $20M of Integration expenses, in Other operating expenses, related to the Gras Savoye acquisition and the Towers Watson merger.

WILLIS TOWERS WATSON
Condensed Consolidated Balance Sheets
(In Millions of U.S. Dollars, Except Share Data)
(Unaudited)
	September 30,	December 31,
	2016	2015

ASSETS
Cash and cash equivalents	$767	$532
Fiduciary assets	11,604	10,458
Accounts receivable, net	2,043	1,258
Prepaid and other current assets	319	255
Total current assets	14,733	12,503

Fixed assets, net	811	563
Goodwill	10,483	3,737
Other intangible assets, net	4,589	1,115
Pension benefits assets	857	623
Other non-current assets	328	298
Total non-current assets	17,068	6,336
TOTAL ASSETS	$31,801	$18,839

LIABILITIES AND EQUITY
Fiduciary liabilities	$11,604	$10,458
Deferred revenue and accrued expenses	1,282	752
Short-term debt and current portion of long-term debt	519	988
Other current liabilities	812	603
Total current liabilities	14,217	12,801

Long-term debt	3,267	2,278
Liability for pension benefits	1,089	279
Deferred tax liabilities	1,137	240
Provision for liabilities	593	295
Other non-current liabilities	544	533
Total non-current liabilities	6,630	3,625
TOTAL LIABILITIES	20,847	16,426

COMMITMENTS AND CONTINGENCIES	—	—

REDEEMABLE NONCONTROLLING INTEREST	53	53

EQUITY

Ordinary shares, $0.000304635 nominal value; Authorized: 1,510,003,775;
Issued 137,206,851 shares in 2016 and 68,624,892 in 2015	—	—
Ordinary shares, €1 nominal value; Authorized: 40,000;	—	—
Issued 40,000 shares in 2016 and 2015
Preference shares, $0.000115 nominal value; Authorized: 1,000,000,000;
Issued nil shares in 2016 and 2015	—	—
Additional paid-in capital	10,536	1,672
Retained earnings	1,455	1,597
Accumulated other comprehensive loss, net of tax	(1,221)	(1,037)
Treasury shares, at cost, 17,519 shares in 2016 and 2015, and 40,000 shares,
€1 nominal value, in 2016 and 2015	(3)	(3)
Total Willis Towers Watson shareholders' equity	10,767	2,229
Noncontrolling interests	134	131
Total Equity	10,901	2,360

TOTAL LIABILITIES AND EQUITY	$31,801	$18,839

WILLIS TOWERS WATSON
Condensed Consolidated Statements of Cash Flows
(In Millions of U.S. Dollars)
(Unaudited)
	Nine Months ended September 30,
	2016	2015

CASH FLOWS FROM OPERATING ACTIVITIES
NET INCOME	$290	$402
Adjustments to reconcile net income to total net cash from operating activities:
Depreciation	132	70
Amortization	443	53
Net periodic benefit of defined benefit pension plans	(68)	(54)
Provision for doubtful receivables from clients	25	3
Benefit from deferred income taxes	(120)	(71)
Share-based compensation	94	46
Non-cash foreign exchange (gain)/loss	(23)	34
Net gain on disposal of operations of fixed and intangible assets	—	(30)
Other, net	15	(13)
Changes in operating assets and liabilities, net of effects from purchase of subsidiaries:
Accounts receivable	20	(55)
Fiduciary assets	(1,076)	(1,109)
Fiduciary liabilities	1,076	1,109
Other assets	(211)	(107)
Other liabilities	(61)	(157)
Movement on provisions	72	(8)
Net cash from operating activities	608	113

CASH FLOWS FROM/(USED IN) INVESTING ACTIVITIES
Additions to fixed assets and software for internal use	(151)	(100)
Capitalized software costs	(64)	—
Acquisitions of operations, net of cash acquired	476	(293)
Net proceeds from sale of operations	—	45
Other, net	22	—
Net cash from/(used in) investing activities	283	(348)

CASH FLOWS (USED IN)/FROM FINANCING ACTIVITIES
Net (repayments)/borrowings on revolving credit facility	(389)	420
Senior notes issued	1,606	—
Proceeds from issue of other debt	404	—
Debt issuance costs	(14)	(1)
Repayments of debt	(1,861)	(159)
Repurchase of shares	(222)	(82)
Proceeds from issuance of shares and excess tax benefit	44	100
Payments of deferred and contingent consideration related to acquisitions	(64)	—
Dividends paid	(133)	(165)
Acquisitions of and dividends paid to noncontrolling interests	(17)	(19)
Net cash (used in)/from financing activities	(646)	94

INCREASE/(DECREASE) IN CASH AND CASH EQUIVALENTS	245	(141)
Effect of exchange rate changes on cash and cash equivalents	(10)	(28)
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	532	635
CASH AND CASH EQUIVALENTS, END OF PERIOD	$767	$466

Contact

INVESTORS
Aida Sukys | +1 703 258 8033 | aida.sukys@willistowerswatson.com